EXHIBIT 99.1

Del Global Technologies Corp. Board Authorizes Reverse/Forward Stock Split Previously Approved by Shareholders to be Effective January 6, 2011

Name Change to DGT Holdings Corp. to be Effective January 6, 2011

BAY SHORE, N.Y., Jan. 3, 2011 (GLOBE NEWSWIRE) -- Del Global Technologies Corp. (OTCBB:DGTC) ("Del Global" or "the Company") announced today that on December 22, 2010, the Board of Directors of the Company (the "Board") approved an effective date of January 6, 2011 for the reverse stock split at a ratio of one-for-50 (the "Reverse Stock Split") such that shareholders owning of record fewer than 50 shares of common stock, par value $0.10 per share (the "Common Stock") will have such shares cancelled and converted into the right to receive an amount based on the average closing price of the Common Stock for the ten trading days immediately prior to the effective date of the Reverse Stock Split for each share of Common Stock held of record prior to the Reverse Stock Split, followed by a forward stock split at a ratio of four-for-one (the "Forward Stock Split" and together with the Reverse Stock Split, the "Reverse/Forward Stock Split") such that all fractional shares remaining following the Forward Stock Split will be cancelled and converted into the right to receive an amount based on the average closing price of the Common Stock for the ten trading days immediately prior to the effective date of the Reverse/Forward Stock Split for each share of Common Stock held of record prior to the Reverse/Forward Stock Split. The Board also plans to effect the previously approved change of the name of the Company to DGT Holdings Corp. (the "Name Change") on January 6, 2011. At the special meeting of shareholders of the Company held on October 13, 2010 (the "Special Meeting"), the shareholders approved a proposal authorizing the Board to effect the Reverse/Forward Stock Split at any time prior to February 28, 2011 and approved a proposal to effect the Name Change. It is anticipated that the Common Stock will be trading on the OTC Bulletin Board on a post-split basis at the opening of trading on January 7, 2011 under its current symbol "DGTC."

Shareholders owning of record fewer than 50 shares of Common Stock (the "Cashed Out Shareholders") will have such shares cancelled and converted into the right to receive an amount based on the average closing price of the Common Stock for the ten trading days immediately prior to the effective date for the Reverse Stock Split for each share of Common Stock held of record prior to the Reverse Stock Split.  Following the Reverse Stock Split, the shares of all shareholders who are not Cashed Out Shareholders will be forward split pursuant to the Forward Stock Split.  All fractional shares remaining following the Forward Stock Split will be cancelled and converted into the right to receive an amount based on the average closing price of the Common Stock for the ten trading days immediately prior to the effective date for the Reverse/Forward Stock Split for each share of Common Stock held of record prior to the Reverse/Forward Stock Split.

Within ten days after the effective date, the Company will mail to Cashed Out Shareholders and remaining shareholders holding fractional shares following the Reverse/Forward Stock Split a notice of the filing of the certificates of amendment and a letter of transmittal containing instructions with respect to the submission of shares of Common Stock to the Company.  No certificates or scrip representing fractional shares of Common Stock shall be issued in connection with the Reverse/Forward Stock Split.  Instead, Cashed Out Shareholders upon surrender of their old certificates, will receive cash in lieu of the fractional share of Common Stock resulting from the Reverse Stock Split.  Remaining shareholders holding fractional shares following the Forward Stock Split, upon surrender of their old certificates, will receive cash in lieu of the fractional share of Common Stock resulting from the Reverse/Forward Stock Split and remaining shareholders will also receive a new stock certificate for the full amount of shares held by such remaining shareholder.  For both Cashed Out Shareholders and remaining shareholders, such cash will be paid within approximately ten days following surrender of the old certificates.  The price payable to Cashed Out Shareholders for fractional shares will be determined by multiplying the number of shares of Common Stock held of record by each Cashed Out Shareholder immediately before the effective date by the average closing sale price of shares of Common Stock for the ten trading days immediately prior to the effective date or, if no such sale takes place on such days, the average of the closing bid and ask prices for such days, in each case as officially reported by Over The Counter Bulletin Board.  The price payable to remaining shareholders holding fractional shares immediately following the Reverse/Forward Stock Split will be determined by multiplying such number of fractional shares of Common Stock held of record by each remaining shareholder immediately following the Forward Stock Split by the average closing price of shares of Common Stock for the ten trading days immediately prior to the effective date, as adjusted to take account for the Reverse/Forward Stock Split, or, if no such sale takes place on such days, the average of the closing bid and ask prices for such days, as adjusted to take account for the Reverse/Forward Stock Split, in each case as officially reported by Over The Counter Bulletin Board.

Cashed Out Shareholders following the Reverse Stock Split and remaining shareholders holding fractional shares following the Forward Stock Split will be entitled to receive, and the Company will be obligated to make payment for, cash in lieu of fractional shares only by transmitting stock certificate(s) for shares of Common Stock to the Company, together with the properly executed and completed letter of transmittal.  Cashed Out Shareholders following the Reverse Stock Split and remaining shareholders holding fractional shares following the Forward Stock Split may incur a fee in connection with insuring the package (with share certificate and Letter of Transmittal) that is sent to the Company's transfer agent.  Cashed Out Shareholders following the Reverse Stock Split and remaining shareholders holding fractional shares following the Forward Stock Split who have lost their certificate may incur an additional fee for a surety bond.

Upon the Reverse/Forward Stock Split, the Company intends to treat shares held by shareholders in "street name" (i.e., through a bank, broker or other nominee) in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers or other nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders holding the Company's common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse/Forward Stock Split and making payment for fractional shares.  If a shareholder holds shares of the Company's Common Stock with a bank, broker or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker or other nominee.

For a remaining shareholder with a stock certificate representing the shareholder's shares, the stock certificate(s) must be exchanged for a new stock certificate(s) that will bear a new CUSIP number.  The Company's transfer agent, Continental Stock Transfer and Trust Company, will furnish shareholders with the necessary materials and instructions to effect the surrender promptly following the effective date of the Reverse/Forward Stock Split.  The letter of transmittal will direct how old certificates are to be surrendered for new certificates.  Shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the transfer agent in accordance with the instructions set forth in the transmittal letter before they can receive their new stock certificate(s) for those shares.  The letter of transmittal will also contain instructions in the event that a certificate(s) has been lost, destroyed, or mutilated.  Shareholders should not send stock certificates to us, and should not send them to the transfer agent until shareholders have received a transmittal letter and followed the instructions in the letter of transmittal.

Please refer to the Proxy Statement relating to the Special Meeting that was previously mailed to shareholders for more information regarding the Reverse/Forward Stock Split and Name Change.

The Company's Common Stock is traded on the Over the Counter "OTC" Bulletin Board under the symbol "DGTC.OB" and its website is www.delglobal.com. Following the Name Change, the Company's website will be www.dgtholdings.com.

ABOUT DEL GLOBAL TECHNOLOGIES CORP.

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of high performance diagnostic imaging systems for medical and dental applications in its Medical Systems Group. Through its Milan, Italy based Villa Sistemi Medicali S.p.A. subsidiary, the Company offers a broad portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems to the global marketplace. Through its Power Conversion Group's  RFI subsidiary, Del Global  manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications.  The Company's web site is www.delglobal.com. Following the Name Change, the Company's website will be www.dgtholdings.com.

The Del Global Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8266

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to introduce products as scheduled; obtaining necessary product certification; implementation of its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

CONTACT:  Del Global Technologies Corp.
          John J. Quicke, Chief Executive Officer
          Mark A. Zorko, Chief Financial Officer
          (631) 231-6400 ext. 323